Exhibit 99.1

Novomer, Inc. and Subsidiaries

Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

Novomer, Inc. and Subsidiaries

Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

Contents

Page
Independent Auditors' Report	1-2
Consolidated Financial Statements
Consolidated Balance Sheets	3-4
Consolidated Statements of Operations	5
Consolidated Statements of Changes in Stockholders’ Equity	6
Consolidated Statements of Cash Flows	7
Notes to Consolidated Financial Statements	8-21

Independent Auditor’s Report

To the Board of Directors

Novomer, Inc. and Subsidiaries

Rochester, New York

We have audited the accompanying consolidated financial statements of Novomer, Inc. (a Delaware corporation) and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, consolidated changes in stockholders' equity, and consolidated cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Novomer, Inc. and Subsidiaries as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has a net loss, negative cash from operations, and an accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Katz, Nannis & Solomon, PC

Waltham, Massachusetts

June 25, 2021

Novomer, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31,

	2020	2019

Assets

Current Assets

Cash and cash equivalents	$4,309,575	$9,500,385
Restricted cash, current portion	125,000	-
Accounts receivable, net	29,000	14,787
Inventories	1,032,000	1,290,000
Prepaid expenses and other current assets	144,680	317,226
Income tax receivable	1,476,338	-

Total Current Assets	7,116,593	11,122,398

Property, Equipment and Improvements

Laboratory equipment	13,855,186	13,782,532
Leasehold improvements	7,088,416	7,119,970
Computers and software	493,056	497,937
Furniture and fixtures	184,726	267,073
Capital lease equipment	34,152	34,152
Construction in progress	1,177,103	1,187,215
Total	22,832,639	22,888,879
Accumulated depreciation	(6,685,301)	(4,290,135)

Net Property, Equipment and Improvements	16,147,338	18,598,744

Other Assets

Restricted cash	-	2,044,132
Prepaid expenses, net of current portion	-	18,008
Deposits	77,206	70,206

Total Other Assets	77,206	2,132,346

Total Assets	$23,341,137	$31,853,488

See accompanying notes

Novomer, Inc. and Subsidiaries

Consolidated Balance Sheets (continued)

December 31,

	2020	2019

Liabilities and Stockholders' Equity

Current Liabilities

Capital leases, current portion	$5,149	$7,028
Accounts payable	234,330	1,040,970
Accrued expenses	1,774,104	321,975

Total Current Liabilities	2,013,583	1,369,973

Commitments (Note C)	-	-

Long-Term Liabilities

Capital leases, net of current portion	2,921	7,478
Liability for preferred stock warrants	-	850
Deferred rent	1,493,243	1,794,179

Total Long-Term Liabilities	1,496,164	1,802,507

Total Liabilities	3,509,747	3,172,480

Stockholders' Equity

Series D convertible redeemable preferred stock	26,127,764	26,127,764
Series A1 convertible redeemable preferred stock	2,920,094	2,920,094
Series A2 convertible redeemable preferred stock	3,774,999	3,774,999
Series B convertible redeemable preferred stock	12,000,012	12,000,012
Series C convertible redeemable preferred stock	9,999,995	9,999,995
Common stock	8,112	8,105
Additional paid-in capital	711,359	448,718
Accumulated deficit	(35,710,945)	(26,598,679)

Total Stockholders' Equity	19,831,390	28,681,008

Total Liabilities and Stockholders' Equity	$23,341,137	$31,853,488

See accompanying notes.

Novomer, Inc. and Subsidiaries

Consolidated Statements of Operations

Years ended December 31,

	2020	2019

Revenues	$-	$1,299

Expenses

Research and development expenses	2,905,040	5,122,602
Business development expenses	45,555	250,103
General and administrative expenses	6,267,494	12,608,885
Purchase commitment loss	1,422,900	-

Total Expenses	10,640,989	17,981,590

Loss From Operations	(10,640,989)	(17,980,291)

Other Income (Expense)

Interest income	52,322	376,166
Interest expense	(788)	(945)
Changes in fair value of warrant liabilities	851	2,372
Other income	-	6,000

Total Other Income	52,385	383,593

Loss Before Income Taxes	(10,588,604)	(17,596,698)

Benefit from Income taxes	1,476,338	-

Net Loss	$(9,112,266)	$(17,596,698)

See accompanying notes.

Novomer, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity

Years Ended December 31, 2020 and 2019

	Convertible Redeemable Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
Balance, January 1, 2019	49,175,323	$54,822,864	7,935,507	$7,935	$370,340	$(9,001,981)	$46,199,158

Stock-based compensation	-	-	-	-	40,091	-	40,091

Stock options exercised	-	-	169,842	170	38,287	-	38,457

Net loss	-	-	-	-	-	(17,596,698)	(17,596,698)

Balance, December 31, 2019	49,175,323	54,822,864	8,105,349	8,105	448,718	(26,598,679)	28,681,008

Stock-based compensation	-	-	-	-	260,968	-	260,968

Stock options exercised	-	-	7,000	7	1,673	-	1,680

Net loss	-	-	-	-	-	(9,112,266)	(9,112,266)

Balance, December 31, 2020	49,175,323	$54,822,864	8,112,349	$8,112	$711,359	$(35,710,945)	$19,831,390

See accompanying notes.

Novomer, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31,

	2020	2019

Operating Activities

Net loss	$(9,112,266)	$(17,596,698)
Adjustments to reconcile net loss to
net cash operating activities:
Depreciation	2,472,987	2,409,141
Stock-based compensation	260,968	40,091
Inventory write down	367,500	1,241,643
Purchase commitment loss	1,422,900	-
Change in fair value of preferred stock warrant liability	(850)	(2,372)
Deferred rent	(300,936)	(240,782)
Loss on disposal of property and equipment	47,470	18,742
Changes in operating assets and liabilities:
Accounts receivable	(14,213)	610,087
Inventory	(109,500)	(1,663,912)
Prepaid expenses and other current assets	190,554	86,483
Income tax receivable	(1,476,338)	-
Security deposit	(7,000)	364
Accounts payable and accrued expenses	(768,000)	(161,239)

Net Cash Operating Activities	(7,026,724)	(15,258,452)

See accompanying notes.

Novomer, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

A. Description of Business and Basis of Presentation

Novomer, Inc. (the "Company") was incorporated in January 2005 to commercialize certain chemistry technology licensed from Cornell University. The Company's operations, since inception, have been devoted primarily to organizing the Company, raising capital, and performing research and development activities. The Company has generated limited commercial revenue since inception. Management expects further business development and growth of the Company to be financed from additional equity capital raised and from joint development contracts with industrial partners and sales to customers.

The substantial majority of the Company's revenues since inception have been grants from governmental agencies, licensing fees and other fees for service rendered under development contracts. The principal risks faced by the Company at this stage of its development are successfully developing its technology and products, protecting intellectual property, raising needed capital to continue to operate the business during its development phase, and securing partnerships needed to move its technology to commercialization.

In 2017, the Company formed six subsidiaries (the “Subsidiaries”). Two of the Subsidiaries are incorporated in the USA, and four are incorporated in the Netherlands. One of the Subsidiaries in the Netherlands has a Cayman Islands address. The Subsidiaries were formed to support the Company’s business initiatives in global markets. In October 2019, one of the Subsidiaries in the Netherlands was liquidated. In 2020, all of the remaining foreign Subsidiaries were liquidated.

The Company has incurred a loss for the year ended December 31, 2020 of $9,112,266, and has an accumulated deficit amounting to $35,710,945 at December 31, 2020. The Company also incurred cash flow deficits from operations amounting to $7,026,724 and $15,258,452 for the years ended December 31, 2020 and 2019, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within a year after the consolidated financial statements are available to be issued.

The future viability of the Company is dependent on its ability to generate cash flows from operating activities or to raise additional capital to finance its operations. Management’s plans include, but are not limited to, seeking additional equity and debt financings, in addition to the reduction of operational expenses should it be deemed necessary. There is no assurance, however, that the Company will be successful in these efforts with terms and conditions favorable to the Company.

B. Summary of Significant Accounting Policies

1.
Use of estimates (continued) - The extent to which the COVID-19 pandemic may impact the Company’s business, financial condition, and results of operations is highly uncertain and subject to change. Due to the high uncertainty, the Company has limited visibility on the full impact brought by the COVID-19 pandemic and the related financial impact cannot be estimated at this time. Operating results in the future could vary from the amounts derived from management’s estimates and assumptions.

2.
Principles of consolidation - The accompanying consolidated financial statements include the accounts of Novomer, Inc. and its wholly-owned subsidiaries: Novomer Marketing International LLC, Novomer Tech Services LLC, NVMR International C.V., NOVO Supply International B.V., and KR Netherlands B.V. All intercompany balances and transactions have been eliminated. As of December 31, 2020, all foreign Subsidiaries were liquidated.

3.
Cash, cash equivalents and restricted cash - Cash and cash equivalents include cash deposits, money market funds, and fixed-income securities with original maturities less than 90 days.

Total restricted cash was $125,000 and $2,044,132 as of December 31, 2020 and 2019, respectively, and is presented with current and noncurrent assets in the accompanying consolidated balance sheets, respectively. Restricted cash reflects pledged cash deposited into savings accounts that is used as security primarily for leased space in Rochester, New York and Boston, Massachusetts (see Note C).

4.
Accounts receivable - The Company accounts for receivables by adjusting the outstanding principal through charge-offs and an allowance for doubtful accounts. In estimating the allowance for doubtful accounts, management considers several factors relating to the collectability of its receivables, including past payment histories, historical charge-offs and its contractual rights. As of December 31, 2020 and 2019, an allowance for doubtful accounts of $11,196 and $791,997 was recorded by management, respectively.

5.
Inventories - Inventories are stated at the lower of cost or net realizable value. Costs are determined by the first-in, first-out (FIFO) method. Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Inventories are reviewed periodically for slow-moving or obsolete items based upon assumptions about current and future demand forecasts. During the years ended December 31, 2020 and 2019, the Company recorded $367,500 and $1,241,643, respectively, as a write-down of inventory in order to state inventory at net realizable value. There was no inventory reserve deemed necessary at December 31, 2020 and 2019.

6.
Property, equipment, improvements and depreciation - Property, equipment, and improvements are stated at cost. The cost of repairs and maintenance is expensed as incurred; significant renewals and betterments are capitalized. Management of the Company reviews long-lived assets (including property and equipment) for impairment whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. There are no impairment charges recorded in the periods presented. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment. Leasehold improvements are depreciated over the shorter of the useful life of the asset or the term of the lease.

B. Summary of Significant Accounting Policies (continued)

6.
Property, equipment, improvements and depreciation (continued) - Construction in progress includes costs attributable to additions and improvements to the innovation center in Rochester, New York and will not be depreciated until projects are complete and in operation. Depreciation expense for the years ended December 31, 2020 and 2019 was $2,472,987 and $2,409,141, respectively.

7.
Convertible redeemable preferred stock - Convertible redeemable preferred stock is reflected in the consolidated balance sheets at amounts that include accretion of the issuance costs. The Company adjusts the carrying value of the preferred stock to the redemption value at the end of each reporting period through charges to additional paid-in capital. In absence of additional paid-in capital, accretion is charged to accumulated deficit. Issuance costs were fully accreted in 2018.

8.
Liability for preferred stock warrants - Freestanding warrants related to shares that are redeemable, contingently redeemable, or for purchases of preferred stock that are not indexed to the Company's own stock are classified as a liability on the Company's consolidated balance sheets. Changes in the fair value of these warrants are recorded in the consolidated statements of operations. There is no liability for preferred stock warrants as of December 31, 2020 as the preferred stock warrants expired during 2020.

9.
Income taxes - Income taxes are accounted for using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized based on future income tax consequences attributable to differences between the consolidated financial statement carrying amount of existing assets and liabilities and their respective income tax basis. Deferred income tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect of changes in income tax rates on deferred income tax assets and liabilities is recognized as income or expense in the period that includes the enactment date. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any income tax benefits of which future realization is not more likely than not. When necessary, the Company provides reserves for potential payments of tax to various tax authorities related to uncertain tax positions.

The tax benefits recorded are based on a determination of whether and how much of a tax benefit taken by the Company in its tax filings or positions is more likely than not to be realized following resolution of any uncertainty related to the tax benefit, assuming that the matter in question will be raised by the tax authorities. At December 31, 2020, the Company had not identified any significant uncertain tax positions. The Company recognizes interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations within the benefit from (provision for) income taxes.

B. Summary of Significant Accounting Policies (continued)

10.
Revenue recognition - Revenue is recognized when control of the promised products or services is transferred to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to for those products and services. In general, the Company determines revenue recognition through the following steps:

•
Identification of the contract with a customer
•
Identification of the performance obligations in the contract
•
Determination of the transaction price
•
Allocation of the transaction price to the performance obligations in the contract
•
Recognition of revenue when, or as, the Company satisfies a performance obligation

Royalties from licensing agreements are based on a percentage of net sales and recognized as earned, net of any discounts.

6.
Foreign currency adjustments - The U.S. dollar is the "functional currency" of the Company’s worldwide continuing operations. All foreign currency asset and liability amounts are remeasured into U.S. dollars at end-of-period exchange rates, except for property, equipment and improvements, which are remeasured at historical rates. Foreign currency income and expenses are remeasured at average exchange rates in effect during the year, except for expenses related to balance sheet amounts remeasured at historical exchange rates. Exchange gains and losses arising from remeasurement of foreign currency-denominated monetary assets and liabilities are included in income in the period in which they occur.

7.
Research and development - Research and development costs are expensed as incurred. Nonrefundable advance payments, if any, for goods or services used in research and development are recognized as an expense as the related goods are delivered or services are performed. Research and development expenses include labor, materials, supplies and overhead.

8.
Stock-based compensation - The Company accounts for stock-based compensation expense based on the fair value, as measured by the Black-Scholes valuation model for stock options. The Company recognizes compensation costs only for those stock-based awards expected to vest after considering expected forfeitures. Cumulative compensation expense is at least equal to the compensation expense for vested awards. Stock-based compensation is recognized on a straight-line basis over the service period of each award. The Company records compensation cost as an element of research and development, business development and general and administrative expense in the accompanying consolidated statements of operations.

9.
Recent accounting pronouncements - In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases (Topic 842), which requires a lessee to recognize assets and liabilities on its balance sheet for leases with accounting lease terms of more than twelve months. ASU 2016-02 will replace most existing lease accounting guidance in U.S. GAAP when it becomes effective. The new standard states that a lessee will recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statements of operations.

B. Summary of Significant Accounting Policies (continued)

14.
Recent accounting pronouncements (continued) - In November 2019, the FASB issued ASU 2019-10, deferring the effective date of Topic 842 until the Company’s first quarter of fiscal year 2022. Although the Company is currently evaluating the timing of adoption and the effect that ASU 2016-02 will have on its financial statements and related disclosures, the Company currently expects that most of its operating lease commitments will be subject to the new standard and recognized as operating lease liabilities and right-of-use assets upon adoption.

C. Commitments

1.
Operating leases - Effective April 7, 2017, the Company entered into a 61-month lease agreement for new office space in Boston, Massachusetts commencing in May 2017. The agreement provides for a $131,250 letter of credit plus additional payments for real estate taxes and other expenses. The Company also has an option to extend the term of the lease for an additional three-year period provided no event of default has occurred and further provided tenant has not subleased or assigned all or any portion of the premises. Rent expense was $43,707 and $306,432 for the years ended December 31, 2020 and 2019, respectively. The lease was terminated in April 2020. The early termination fee was $210,820 for the year ended December 31, 2020.

Effective August 23, 2017, the Company entered into a 127-month lease agreement for an innovation center in Rochester, New York commencing in October 2017. The agreement requires a security deposit of $67,671 and a $2,000,000 letter of credit plus additional payments for real estate taxes and other expenses. The letter of credit is for construction and renovation costs being incurred by the landlord prior to the commencement date and first seven months of the lease. The letter of credit decreases annually by $200,000. During 2020, the lease agreement was amended to release the letter of credit and the leasehold improvements were pledged as collateral for the lease. Rent expense was $226,391 and $228,847 for the years ended December 31, 2020 and 2019, respectively.

The Company has rent escalations along with tenant improvement allowances under its lease arrangements which are amortized on a straight-line basis over the terms of the leases. Deferred rent including tenant improvement allowances amounted to $1,493,243 and $1,794,179 as of December 31, 2020 and 2019, respectively

At December 31, 2020, the future annual lease commitments are as follows:

2021	$416,789
2022	414,833
2023	417,360
2024	419,936
2025	422,564
Thereafter	1,103,820
Total	$3,195,302

C. Commitments (continued)

2.
Capital leases - The Company has executed capital leases for office equipment. At December 31, 2020, the future annual lease commitments are as follows:

2021	$6,087
2022	2,104
Total minimum lease payments	8,191
Less amount representing interest	(121)
Present value of minimum lease payments	8,070
Less current portion	(5,149)
Capital lease obligation, net of current portion	$2,921

3.
Purchase commitments - The Company is party to a contract with a vendor to purchase minimum quantities of inventory product with future minimum payments due under the contract of $1,560,000 in 2021 and $1,462,500 in 2022. In 2020, the Company signed a supply agreement with the vendor whereby the vendor will buyback specified quantities of the inventory product that the vendor previously sold to the Company at a reduced rate. As a result, in 2020 the Company has accrued a loss of $1,422,900 which is expected to arise from the future purchase of inventory items under this purchase commitment.

D. Preferred Stock

In accordance with the Company's sixth amended and restated Certificate of Incorporation dated May 26 2016, the Company is authorized to issue 49,202,783 shares of $0.001 par value preferred stock, of which 3,808,478 shares are designated as Series A1 convertible redeemable preferred stock ("Series A1"), 4,547,151 shares are designated as Series A2 convertible redeemable preferred stock ("Series A2"), 20,191,822 shares are designated as Series B convertible redeemable preferred stock ("Series B"), 4,626,008 shares are designated as Series C convertible redeemable preferred stock ("Series C") and 16,029,324 shares are designated as Series D convertible preferred stock ("Series D").

The Company has the following shares of preferred stock issued and outstanding at December 31:

Preferred stock series	2020	2019

Series A1	3,808,478	3,808,478
Series A2	4,547,281	4,547,281
Series B	20,191,822	20,191,822
Series C	4,598,418	4,598,418
Series D	16,029,324	16,029,324
Total	49,175,323	49,175,323

D. Preferred Stock (continued)

Holders of preferred stock have the following right and preferences:

Liquidation - In the event of any voluntary or involuntary liquidation event or a deemed liquidation event, the holders of Series D preferred stock shall be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of all other series of preferred stock and common stock, an amount per share equal to the sum of (i) the liquidation preference, plus (ii) any declared but unpaid dividends on such share of preferred stock. After the payment of all preferential amounts required to be paid to holders of Series D preferred stock, the holders of Series A1, Series A2, Series B and Series C preferred stock shall be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of common stock, an amount per share equal to the sum of (i) the liquidation preference specified below, plus (ii) any declared but unpaid dividends on such share of preferred stock.

A deemed liquidation event includes a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation.

At December 31, 2020 and 2019 the liquidation preference of Series A1 preferred stock was $2,919,960. At December 31, 2020 and 2019 the liquidation preference of Series A2 preferred stock was $3,750,000. At December 31, 2020 and 2019 the liquidation preference of Series B preferred stock was $12,000,000. At December 31, 2020 and 2019 the liquidation preference of Series C preferred stock was $10,000,000. At December 31, 2020 and 2019 the liquidation preference of Series D preferred stock was $26,127,798.

Voting - Each holder of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock held by such holder could be converted as of the record date. The holders of preferred stock and the holders of common stock shall vote together as a single class and not as separate classes.

Redemption - At any time after October 20, 2021 upon written request by at least 69.5% of the holders of the Series Al, A2, B, C and D preferred stock, the shareholders have the right to require the Company to repurchase for cash any or all of the outstanding shares of the Series Al, A2, B, C and D preferred stock at the per-share amount equal to the greater of (i) the liquidation preference, plus any dividends declared but unpaid, and (ii) the fair market value of such share of preferred stock as determined by an independent third party, plus any dividends declared but unpaid.

Conversion - Each share of preferred stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into that number of fully paid, non-assessable shares of common stock determined by dividing the original issue price for the relevant series of preferred stock by the conversion price. Mandatory conversion shall occur upon the firm commitment of an initial public offering provided that the aggregate proceeds from such offering are at least $30,000,000 and the price per share is at least $4.89 or upon the written request for such conversion from the holders of at least 75% of the outstanding share of preferred stock. The conversion price for each series of preferred stock is as follows: $0.6913 for Series Al, $0.7271 for Series A2, $0.5943 for Series B, $2.17466 for Series C and $1.63 for Series D.

E. Common Stock

In accordance with the Company's sixth amended and restated Certificate of Incorporation dated May 26, 2016, the Company is authorized to issue 80,000,000 shares of $0.001 par value common stock, of which 8,112,349 and 8,105,349 shares were issued and outstanding at December 31, 2020 and 2019, respectively. Common stock holders are entitled to one vote per share and are entitled to receive dividends when, as and if declared by the Board of Directors, subject to the limitations and preferences of the preferred stock.

During the years ended December 31, 2020 and 2019, stock options were exercised for 7,000 and 169,842 shares of common stock at exercise prices ranging from $0.08 to $0.48 per share resulting in total proceeds of $1,680 and $38,457, respectively.

F. Warrants

Common stock warrants - On August 22, 2018, the Company issued warrants to a consultant to purchase 201,303 shares of common stock at a purchase price of $0.48 per share at any time after issuance but no later than June 30, 2020. The Company estimated the value of the common stock warrants at issuance to be $27,889. The Company recorded the fair value of the warrants as a component of stock-based compensation and additional paid-in capital in its December 31, 2018 consolidated financial statements.

Valuation of warrants - The warrants to purchase preferred stock are measured and recorded at fair value for each reporting period and immediately prior to any exercise of warrants. Changes in the fair value of the warrants are recognized as a component of other income (expense) in the consolidated statements of operations.

In 2020, the warrants to purchase the Series C preferred stock expired. The preferred stock warrants liability of $851 was written off at the time of expiration, which the Company recognized as a gain included in other income (expense) in the accompanying consolidated statements of operations. The fair value of the Series C warrants to purchase the Series C preferred stock at December 31, 2020 and 2019 was measured using the Black-Scholes option-pricing model with the following assumptions:

	2020	2019

Estimated fair value	-	$1.27
Expected term (years)	-	0.45-0.62
Expected volatility	-	55.83%
Expected dividends	-	0.00%
Risk-free rate of interest	-	1.58%-1.60%

G. Income Taxes

The components of the benefit from (provision for) income taxes for the years ended December 31, are as follows:

	2020	2019

Current tax benefit
Federal	$1,476,338	$-
Total benefit from income taxes	$1,476,338	$-

The four subsidiaries incorporated in the Netherlands are subject to standard corporate income tax (“CIT”) rates. As of December 31, 2020 all subsidiaries were liquidated and dissolved. There was no income tax expense recognized during the year ended December 31, 2020.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Deferred income tax assets and liabilities at December 31, consist of the following:

	2020	2019

Net operating loss carryforwards	$7,378,000	$8,053,900
Net operating loss carryforwards - foreign	-	235,100
Other temporary differences and tax credit carryforwards, net	1,613,800	864,400

Deferred income tax asset	8,991,800	9,153,400

Less valuation allowance	(8,991,800)	(9,153,400)

Net deferred income tax asset	$-	$-

As of December 31, 2020 the Company has federal and state net operating loss carryforwards of approximately $25,000,000 and $41,000,000, respectively. The federal net operating loss carryforward can be carried forward indefinitely but is subject to the 80% taxable income limitation. As a result of the COVID-19 Crisis, under the Coronavirus Aid Recovery and Economic Relief Act (the “CARES Act”), the 80% taxable income limitation was suspended through the 2020 tax year. The state net operating loss carryforwards expire at various dates through 2040. In addition, under the CARES Act, net operating losses generated in the 2018, 2019, and 2020 tax year can be carried back to the previous five tax years (beginning with earliest first). Under provisions of the Internal Revenue Code Section 382, certain substantial changes in the Company’s ownership may limit the amount of the net operating loss carryforwards which can be utilized to offset future taxable income. The Company also has federal and state tax credit carryforwards of $755,000 and $313,000, respectively, which expire through 2020. In assessing the realizability of net deferred tax assets, management considers whether it is more likely than not that the net deferred tax assets will be realized.

G. Income Taxes (continued)

The ultimate realization of net deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing future deductible amounts become deductible. Management has established a full valuation allowance against net deferred tax assets at December 31, 2020, since it is more likely than not that these future tax benefits will not be realized.

During 2020, the valuation allowance decreased by $161,600, mainly due to the use of net operating losses.

Although the outcome of tax audits is always uncertain, management has analyzed the Company tax positions taken for all open tax years and has concluded that no liability from uncertain tax positions is required in the Company’s financial statements.

H. Stock Incentive Plan

2009 Stock Incentive Plan

During 2009, the Company authorized the adoption of the 2009 Stock Incentive Plan (the "2009 Plan") for the purpose of providing incentive stock options, nonqualified stock options, stock grants and stock-based awards to directors, officers, key employees, advisors and consultants of the Company. The maximum number of shares available under the 2009 Plan is 10,261,508; of such reserved shares options to purchase 4,652,873 shares of common stock were outstanding under the 2009 Plan at December 31, 2020. At December 31, 2020, the number of shares available for future grants under the 2009 Plan was 4,953,455. In August 2019, the Company amended the 2009 Plan to extend the Plan an additional five years.

2007 Stock Incentive Plan

The Company adopted the 2007 Stock Incentive Plan (the "2007 Plan") under which the Board of Directors or the Compensation Committee of the Board may, in its discretion, grant incentive stock options, nonqualified stock options, stock appreciation rights, stock awards and performance units to directors, officers, key employees, advisers and consultants of the Company. The maximum number of shares available under the 2007 Plan was 2,453,807 shares. Options issued under the 2007 Plan will remain outstanding until they either expire or are exercised. As of December 31, 2019, all remaining options issued under the 2007 Plan had expired. No further shares are available for future grants under the 2007 Plan.

Under the terms of the 2009 Plan and 2007 Plan (collectively referred to as the “Stock Plans”), options and restricted stock that have not vested prior to a participant's termination of employment with the Company are forfeited upon termination. This agreement, among other things, imposes limitations on the transfer of shares of common stock to competitors and requires transfers to comply with applicable securities laws. Stock options typically expire 10 years from the grant date. Awards granted may be subject to other vesting terms as determined by the Board of Directors or the Compensation Committee.

H. Stock Incentive Plan (continued)

The fair value of each option award is estimated on the date of grant using the Black-Scholes option‑pricing model that uses the assumptions noted in the table below. Expected volatility for the Company’s common stock was determined based on an average of the historical volatility of a peer group of similar public companies. The expected term of options granted to employees was calculated using the simplified method, which represents the average of the contractual term of the option and the weighted‑average vesting period of the option.

The Company uses the simplified method because it does not have sufficient historical option exercise data to provide a reasonable basis upon which to estimate expected term. The expected term of options granted to nonemployees is the remaining contractual term as of the measurement date. The assumed dividend yield is based upon the Company’s expectation of not paying dividends in the foreseeable future.

The risk-free rate for periods within the expected life of the option is based upon the U.S. Treasury yield curve in effect at the time of grant.

	2020	2019

Expected life (years)	6.00-6.07	5.96-6.07
Expected volatility	58.47%-61.90%	53%-54%
Dividend yield	-	-
Risk-free interest rate	0.41%-0.54%	1.69%-2.34%

In determining the exercise prices for options granted, the Company’s Board of Directors has considered the fair value of the common stock as of the measurement date. The fair value of the common stock has been determined by the Board of Directors after considering a broad range of factors, including the results of a third-party valuation, the illiquid nature of an investment in the Company’s common stock, the Company’s historical financial performance and financial position, the Company’s future prospects and opportunity for liquidity events, and recent sale and offer prices of redeemable convertible preferred stock in private transactions negotiated at arm’s length.

H. Stock Incentive Plan (continued)

A summary of all stock option activity in the Stock Plans for the year ended December 31, 2020, is as follows:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Intrinsic Value

Outstanding as of January 1, 2020	8,044,305	$ 0.39
Granted	647,500	$ 0.51
Exercised	(7,000)	$ 0.24
Forfeitures	(4,031,932)	$ 0.30
Outstanding as of December 31, 2020	4,652,873	$ 0.48	8.26	$122,135
Options exercisable as of December 31, 2020	1,557,053	$ 0.43	6.71	$121,482

Options vested or expected to vest as of December 31, 2020	4,652,873	$ 0.48	8.26	$122,135

The weighted-average fair value of stock options granted in 2020 and 2019 was $0.28 and $0.27, respectively. Cash proceeds received from the exercise of options was $1,680 and $38,457 during the years ended December 31, 2020 and 2019, respectively. The intrinsic value of options exercised was $1,890 and $48,162 for the years ended December 31, 2020 and 2019, respectively.

Compensation expense recognized in connection with the stock plans amounted to $260,968 and $40,091 for the years ended December 31, and 2019, respectively. As of December 31, 2020, the total unrecognized stock-based compensation expense related to the options is approximately $800,746.

The estimation of stock-based awards that will vest ultimately requires judgment, and to the extent actual results differ from the Company’s estimates, such amounts will be recorded as an adjustment in the period estimates are revised.

I. Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy defines inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The hierarchy of inputs is as follows:

I. Fair Value Measurements (continued)

Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities.

Level 2 - Valuation is determined from quoted prices for similar assets or liabilities in active markets, quoted prices for identical instruments in markets that are not active, or by model-based techniques in which all significant inputs are observable in the market.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The table provides information regarding assets and liabilities recorded at fair value in the Company's consolidated balance sheets as follows:

Fair Value Measurements at December 31, 2020
	Total	Level 1	Level 2	Level 3
Description

Assets: Cash equivalents	$ 1,726,313	$ 1,726,313	$ -	$ -
Liabilities: Preferred stock warrants	$ -	$ -	$ -	$ -

Fair Value Measurements at December 31, 2019
	Total	Level 1	Level 2	Level 3
Description

Assets: Cash equivalents	$ 8,850,415	$ 8,850,415	$ -	$ -
Liabilities: Preferred stock warrants	$ 850	$ -	$ -	$ 850

The fair value of cash equivalents presented in the table above was composed of the Company's investment in a publicly traded money market instrument.

The fair values for the warrants included in Level 3 are estimated using industry option pricing models, such as the Black-Scholes model, with assumptions discussed in Note F.

The following table indicates the changes in fair value of the instruments that are measured using Level 3 inputs:

Warrants

Balance as of January 1, 2019	$3,222
Change in fair value	(2,372)
Balance as of December 31, 2019	850
Change in fair value	(850)
Balance as of December 31, 2020	$-

I. Fair Value Measurements (continued)

The Company's financial instruments consist of cash and cash equivalents, receivables, accounts payable, long-term debt including capital leases, and warrant liabilities. The carrying amounts of accounts receivable and accounts payable are considered reasonable estimates of their fair value, due to the short maturity of these instruments. Based on the borrowing rates currently available to the Company for long-term debt with similar terms and average maturities as the Company's long-term debt, the fair values of long-term debt and capital leases were not significantly different than the carrying values at December 31, 2020 and 2019.

J. 401(k) Plan

The Company began offering a 401(k) plan to employees as of January 1, 2008. All permanent employees working at least 32 hours a week are eligible and can join immediately upon hire. The plan offers no match or profit sharing, and all amounts contributed by the employee vest immediately.

K. Concentrations

1.
Uninsured cash deposits - The Company maintains its cash in bank deposit accounts that, at times, could exceed federally insured limits. The Federal Deposit Insurance Corporation provides a $250,000 guarantee per depositor for accounts held at insured banks. At December 31, 2020, the Company had uninsured bank deposits of $4,181,662. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant risk in connection with cash, cash equivalents and restricted cash.

2.
Customers - For the years ended December 31, 2019, approximately 100% of the Company’s outstanding accounts receivable balance was due from one customer. There was no accounts receivable balance as of December 31, 2020. For the years ended December 31, 2019 approximately 100% of the Company’s revenues were from one customer.

3.
Vendors - For the year ended December 31, 2020, approximately 79% of the Company’s outstanding accounts payable balance were due to three vendors. For the year ended December 31, 2019, approximately 53% of the Company’s outstanding accounts payable balance were due to one vendor.

L. Subsequent Events

The Company has evaluated subsequent events through June 25, 2021, the date the consolidated financial statements were available to be issued, and determined that no additional subsequent events had occurred that would require recognition or disclosure in these consolidated financial statements.